                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors
Medical Transcription of Atlanta, Inc. and to the Board of Directors of Transcend Services, Inc.:

We have audited the accompanying balance sheets of MEDICAL TRANSCRIPTION OF ATLANTA, INC. (a Georgia corporation) as of December 31, 1994 and 1993 and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Transcription of Atlanta, Inc. as of December 31, 1994 and 1993 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.As discussed in Note 4, substantially all of the Company's net assets were sold subsequent to year-end.



ARTHUR ANDERSEN LLP



Atlanta, Georgia
June 23, 1995

                     MEDICAL TRANSCRIPTION OF ATLANTA, INC.


                                 BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1993




                                     ASSETS

                                                               1994       1993
                                                             --------   --------
 CURRENT ASSETS:
   Cash and cash equivalents                                 $ 40,894   $  9,622
   Accounts receivable (Note 1)                               299,574    155,181
                                                             --------   --------
       Total current assets                                   340,468    164,803

 PROPERTY AND EQUIPMENT, AT COST, LESS ACCUMULATED
   DEPRECIATION OF $181,429 AND $126,279 IN 1994 AND 1993,
   RESPECTIVELY                                                97,411    113,409
                                                             --------   --------
       Total assets                                          $437,879   $278,212
                                                             ========   ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Accrued liabilities                                       $ 16,982   $  4,637
   Demand note (Note 2)                                             0     16,575
   Current portion of long-term debt (Note 3)                   9,743     28,547
                                                             --------   --------
       Total current liabilities                               26,725     49,759

 LONG-TERM DEBT, LESS CURRENT PORTION ABOVE (NOTE 3)            7,413     17,156
                                                             --------   --------
       Total liabilities                                       34,138     66,915
                                                             --------   --------
 SHAREHOLDERS' EQUITY:
   Common stock, $10 par value; 5,000 shares issued
     and outstanding                                              500        500
   Retained earnings                                          403,241    210,797
                                                             --------   --------
       Total shareholders' equity                             403,741    211,297
                                                             --------   --------
       Total liabilities and shareholders' equity            $437,879   $278,212
                                                             ========   ========





      The accompanying notes are an integral part of these balance sheets.

                     MEDICAL TRANSCRIPTION OF ATLANTA, INC.


                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993





                                                       1994             1993
                                                   -----------      -----------
 REVENUES                                          $ 1,992,726      $ 1,222,547

 COST OF SERVICES                                   (1,258,186)        (764,144)
                                                   -----------      -----------
      Gross profit                                     734,540          458,403

 GENERAL AND ADMINISTRATIVE EXPENSE                   (403,138)        (263,379)
                                                   -----------      -----------
      Operating income                                 331,402          195,024
                                                   -----------      -----------
 OTHER INCOME (EXPENSE):
   Net interest (expense) income                           208           (7,844)
   Other income                                          2,334            9,425
                                                   -----------      -----------
      Total other income (expense)                       2,542            1,581
                                                   -----------      -----------
 NET INCOME                                            333,944          196,605

 RETAINED EARNINGS, BEGINNING OF YEAR                  210,797           91,592

 SHAREHOLDERS' DISTRIBUTIONS                          (141,500)         (77,400)
                                                   -----------      -----------
 RETAINED EARNINGS, END OF YEAR                    $   403,241      $   210,797
                                                   ===========      ===========




        The accompanying notes are an integral part of these statements.

                     MEDICAL TRANSCRIPTION OF ATLANTA, INC.


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993





                                                                 1994         1993
                                                              ---------    ---------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                 $ 333,944    $ 196,605
                                                              ---------    ---------
   Adjustments to reconcile net income to net cash provided
     by operating activities:
       Depreciation expense                                      55,150       53,486
       Changes in assets and liabilities:
         Accounts receivable                                   (144,393)     (72,755)
         Accrued liabilities                                     12,345        2,327
                                                              ---------    ---------
           Total adjustments                                    (76,898)     (16,942)
                                                              ---------    ---------
           Net cash provided by operating activities            257,046      179,663
                                                              ---------    ---------
 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                           (39,152)     (72,864)
                                                              ---------    ---------
 CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under line-of-credit agreement                    (16,575)       2,675
   Borrowings from long-term debt                                (9,743)      17,156
   Payments on short-term debt                                  (18,804)     (44,751)
   Distribution to shareholders                                (141,500)     (77,400)
                                                              ---------    ---------
           Net cash used in financing activities               (186,622)    (102,320)
                                                              ---------    ---------
 NET INCREASE IN CASH AND CASH EQUIVALENTS                       31,272        4,479

 CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                     9,622        5,143
                                                              ---------    ---------
 CASH AND CASH EQUIVALENTS, END OF YEAR                       $  40,894    $   9,622
                                                              =========    =========




        The accompanying notes are an integral part of these statements.

                     MEDICAL TRANSCRIPTION OF ATLANTA, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      A summary of significant accounting policies of Medical Transcription of Atlanta, Inc. (the "Company") is presented below. The Company provides medical transcription services. The Company has offices in Atlanta, Georgia.

      BASIS OF ACCOUNTING

      The Company's financial statements are presented on the accrual basis of accounting, and consequently, revenues are recognized and recorded when they are earned and expenses are recognized and recorded when they are incurred.

      CASH AND CASH EQUIVALENTS

      Highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

      ACCOUNTS RECEIVABLE

      Accounts receivable are substantially collectible in full. An allowance for bad debts has been established; however, the allowance, based on historical collections, has been determined to be zero.

      PROPERTY AND EQUIPMENT

      At December 31, 1994 and 1993, property and equipment consisted of the following amounts:

                                                           1994           1993
                                                         --------       --------
             Furniture and equipment                     $230,540       $191,760
             Vehicles                                      39,590         39,590
             Leasehold improvements                         8,710          8,338
                                                         --------       --------
                                                         $278,840       $239,688
                                                         ========       ========

           Accumulated depreciation at December 31, 1994 and 1993 is $181,429 and $126,279, respectively. Property and equipment are shown at cost and are being depreciated over their useful lives using the straight-line method.

           INCOME TAXES

           The Company, with the consent of its shareholders, has elected to be an S corporation under the Internal Revenue Code and similar state law. Instead of paying corporate income taxes, the shareholders are taxed individually on the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been made in the accompanying financial statements.

           COST OF SERVICES AND ADMINISTRATIVE EXPENSES

           Cost of services includes transcription subcontract costs and equipment rental costs. Administrative expenses comprise expenses that are not directly related to the transcription revenue earnings process.

 2.        DEMAND NOTE

           In 1993, the Company entered into a revolving credit agreement with a local bank whereby the Company could borrow up to a maximum of $20,000. The Company pays 7.5% interest on the principal balance outstanding, which is payable on demand. As of December 31, 1994 and 1993, the Company has borrowed $0 and $16,575, respectively, on this line of credit. The line of credit expired on April 15, 1995.

 3.        DEBT

           Debt at December 31, 1994 and 1993 consisted of the following amounts:

                                                                                  1994        1993
                                                                                --------    --------
                 Note payable to bank at 7.65% interest, due August 1, 1997;
                 collateralized by a vehicle                                    $ 11,513    $ 15,395


                 Term note payable to bank at 7.5% interest, due December 20,
                 1995; collateralized by receivables                               5,643       9,250

                 Term note payable to bank at 7.5% interest, due August 15,
                 1995; collateralized by inventory and receivables; paid off
                 in 1994                                                               0      14,114

                 Note payable to an outside vendor at 5% interest, paid off
                 April 1994; collateralized by fixed assets                            0       6,944
                                                                                --------    --------
                      Total debt                                                  17,156      45,703

                 Less current portion of long-term debt                           (9,743)    (28,547)
                                                                                --------    --------
                 Long-term debt                                                 $  7,413    $ 17,156
                                                                                ========    ========

4.    SUBSEQUENT EVENTS

      On April 19, 1995, the Company completed the sale of its net assets to Transcend Services, Inc. for $1,200,000 in cash and notes and $172,500 of Transcend Services, Inc. stock.